Exhibit 31.3
CERTIFICATION

I, Nachum Shamir, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Luminex Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 10, 2014

By: /s/ Nachum Shamir
Nachum Shamir
President and Chief Executive Officer